UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC
8.50% Senior Notes due 2026	IMBIL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 3, 2023, the board of directors (the “Board”) of iMedia Brands, Inc. (the “Company”) increased the size of the Board from eight directors to ten directors and appointed Jill Frizzley and Steven Panagos as members of the Board to fill the vacancies created by the increase in size of the Board. Ms. Frizzley and Mr. Panagos will serve until the next annual meeting of shareholders of the Company and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board also determined that Ms. Frizzley and Mr. Panagos are independent directors as defined in the listing standards of the Nasdaq Stock Market LLC and appointed them along with Landel Hobbs, Lead Independent Director and Chairperson of the Board, as members of a newly created special committee (the “Committee”) of the Board. Each of Ms. Frizzley and Messrs. Panagos and Hobbs will serve on the Committee until his or her death, resignation or removal.

Ms. Frizzley, 47, has served as the President of Wildrose Partners LLC, a firm that provides advisory services, including regarding fiduciary duties, corporate and board governance and corporate transformation and turnaround management planning, since June 2019. Her professional experience includes functioning as an independent director in corporate transformations. Ms. Frizzley has served as a director on numerous public and private boards of directors. Currently, Ms. Frizzley serves as an independent director on the board of directors of several companies, including Avaya Holdings Corp. (AVYAQ), Envision Healthcare Corporation, Voyager Digital, LLC (VYGVQ), Virgin Orbit Holdings, Inc. (VORB), Twin Star International, Inc. (d/b/a Twin Star Home), Eyecare Services Partners Management LLC and BlockFi International, Ltd. In the past five years, Ms. Frizzley has also served on the boards of Hudson Technologies, Inc. (HDSN) and Vivus, Inc. From April 2016 to May 2019, she served as Business Finance and Restructuring Counsel at Weil, Gotshal & Manges LLP, where she counseled boards of directors and senior leadership teams regarding restructuring transactions, contingency planning and corporate governance. Ms. Frizzley began her career at Shearman and Sterling, as an associate in September 2000 and, in January 2010, became counsel. Ms. Frizzley received a Bachelor of Science in Genetics from University of Alberta and a Bachelor of Laws from University of Toronto. Ms. Frizzley brings to our Board extensive corporate governance and corporate transformation experience.

Mr. Panagos, 61, has served as an independent director of various companies since June 2018, providing advisory services, including regarding corporate transformation and turnaround management. Mr. Panagos has served as a director on numerous public and private boards of directors. Mr. Panagos currently serves as an independent director on the board of directors of several companies, including Revlon Inc. (REVRQ), Vital Pharmaceuticals, Inc., Old Copper Company, Inc., American Consolidated Natural Resources, Inc. and MA Eagle Investments. In the past five years, Mr. Panagos has also served on the boards of Spirit Master Trust A, PhyMed Healthcare Group and Pier 1 Imports, Inc. From April 2009 to June 2019, he served as Managing Director and Vice Chairman of the Recapitalization & Restructuring Group at Moelis & Company, a financial advisory services corporation, where he led restructurings and reorganizations for companies and their creditors across a broad spectrum of industries. From March 1988 to March 2008, Mr. Panagos was the National Practice Leader of Kroll Zolfo Cooper’s Corporate Advisory & Restructuring Practice where he provided restructuring advice to numerous companies and creditors. Mr. Panagos received a Bachelor of Science in Accounting from University of Michigan. Mr. Panagos brings to our Board extensive corporate transformation experience.

In connection with each of Ms. Frizzley’s and Mr. Panagos’ appointments as a members of the Board, in lieu of participating in the Company’s non-employee director compensation plan, each will be entitled to cash compensation of $37,500 for each month for the first three months, and $33,000 a month for each month thereafter. Each of Ms. Frizzley and Mr. Panagos is entitled to indemnification by the Company, which is in substantially the same form as indemnifications provided by the Company to the executive officers and other directors of the Company. Neither Ms. Frizzley nor Mr. Panagos nor any member of her or his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01 Other Information

In November 2022, the Company engaged Huron Consulting Services LLC (“Huron”) as its financial advisor. Effective on April 3, 2023, the Company appointed James Alt to serve as the Chief Transformation Officer (“CTO”) of the Company pursuant to and in accordance with the terms and conditions of certain engagement letters dated April 1, 2023 and November 23, 2022 (as amended effective as of April 1, 2023) (the “Engagement Letters”). As further set forth in the Engagement Letters, Mr. Alt’s authority as CTO will include, in coordination with the Company and Huron, (a) providing guidance and oversight in connection with the Company’s existing asset-based credit facility, asset monetization and strategic alternatives, (b) maintaining, with the Company’s Treasurer, the Company’s financial and liquidity planning, (c) assisting with the Company’s performance initiatives at the direction of the Committee, (d) assisting with certain activities of the Company with its key constituents at the direction of the Committee and (e) providing such other mutually agreed services as requested by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2023	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer & Interim Chief Financial Officer